UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 7, 2013

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 12, 2013, NorthStar Real Estate Income Trust, Inc. (the “Company”), its sponsor, NorthStar Realty Finance Corp. (“NorthStar” and, together with the Company, the “NorthStar Entities”), and funds managed by Goldman Sachs Asset Management (“Vintage Funds” and, together with the NorthStar Entities, the “NorthStar/GSAM Partnership”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Common Pension Fund E, a common trust fund created pursuant to New Jersey statute (the “Seller”), pursuant to which, among other things, the NorthStar/GSAM Partnership agreed to acquire limited partnership interests in up to 25 real estate private equity funds (the “Fund Interests”) comprised of a diversified portfolio of assets with an aggregate reported net asset value of approximately $925 million (the “Valuation Date NAV”) at September 30, 2012 (the “Valuation Date”).  The Company’s portion of the Valuation Date NAV is $139 million.

The NorthStar/GSAM Partnership agreed to initially pay $510 million to the Seller for all of the Fund Interests ($77 million for the Company), representing approximately 55% of the Valuation Date NAV, and to pay the remaining $415 million, representing 45% of the Valuation Date NAV (the “Deferred Amount”) ($62 million for the Company) by the Outside Date (as defined below).  NorthStar, the Company and Vintage Funds shall contribute 70%, 15% and 15%, respectively, of all amounts payable pursuant to the Purchase and Sale Agreement (the “Allocable Percentage”).

The NorthStar/GSAM Partnership will be entitled to receive all distributions of cash flow and return of capital (“Distributions”) from and after the Valuation Date through the applicable Closing Date (as defined below) of each Fund Interest (in proportion to their Allocable Percentages), and will be obligated to fund all capital contributions made from and after the Valuation Date (in proportion to their Allocable Percentages).  The Company currently expects that the maximum amount of capital contributions that may be due from the NorthStar/GSAM Partnership following the date hereof is approximately $60 million, $9 million for the Company.

Beginning on the first day of the fiscal quarter following the closing date of each Fund Interest (each, a “Closing Date”), and for a period of three years thereafter, Distributions shall be made to the NorthStar/GSAM Partnership on a priority basis as follows: (i) 85% to the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) and (ii) 15% to the Seller, provided that at the conclusion of each such fiscal year the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) shall pay such amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the “Amortization Amount”) to the extent Distributions to the Seller during each such year were less than the Amortization Amount for such year.

In the fourth year following the applicable Closing Date, Distributions will be split equally between the NorthStar/GSAM Partnership and the Seller.  At the conclusion of that four-year period (the “Outside Date”), the NorthStar/GSAM Partnership (in proportion to their Allocable Percentages) will be required to pay to the Seller the Deferred Amount less (i) any Distributions received by the Seller during such four-year period and (ii) any Amortization Amounts received by the Seller during such four-year period.  The Company will guarantee its Allocable Percentage of any Deferred Amount.  The NorthStar/GSAM Partnership will receive 100% of all Distributions following the payment of the Deferred Amount.

In connection with the Purchase and Sale Agreement, the NorthStar/GSAM Partnership deposited an aggregate of $50 million of the purchase price with the Seller in the same proportion as their Allocable Percentages, which was $8 million for the Company.  The deposit is generally non-refundable unless the transactions contemplated by the Purchase and Sale Agreement are not consummated as a result of a material breach of the Purchase and Sale Agreement by the Seller.

The transactions contemplated by the Purchase and Sale Agreement are expected to close as consents from the general partners of the Fund Interests are received (each, a “Closing”), with the initial closing expected in June or July 2013 and subsequent closings occurring periodically thereafter.  The outside date for any Closing is January 1, 2014 and each Closing is subject to customary closing conditions, including obtaining third-party consents that are outside of the control of the NorthStar/GSAM Partnership.

The Company expects the closing of the acquisition of the Fund Interest to be substantially accretive to the yield on its portfolio.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)         The Company held its 2013 annual meeting of stockholders (the “Meeting”) on June 11, 2013.  At the close of business on April 11, 2013, the record date for the Meeting, there were 83,532,818 shares of the Company’s common stock outstanding and entitled to vote.  Holders of 42,237,717 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b)  Matters voted upon by stockholders were as follows:

Proposal 1.  At the Meeting, the following individuals were elected to the Company’s Board of Directors to serve until the 2014 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld

David T. Hamamoto	40,626,205	1,611,512
Jonathan T. Albro	40,642,853	1,594,864
Charles W. Schoenherr	40,603,048	1,634,669
Jack F. Smith, Jr.	40,653,008	1,584,709

Proposal 2.  At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

For	Against	Abstained

40,454,472	315,654	1,467,591

Item 8.01  Other Events.

On June 7, 2013, the Company, through a subsidiary, directly originated a $42.0 million senior loan (the “Senior Loan”) secured by a 1,187-unit multifamily property consisting of nine buildings located in Atlanta, Georgia (the “Property”).

The borrower and its affiliates (the “Borrower”) are experienced multifamily owners and operators and including the Property, currently own and manage 14 multifamily properties with over 4,800-units in the metro Atlanta area.  In addition, the Borrower is a repeat customer of both the Company and NorthStar.

The Senior Loan bears interest at a floating rate of 5.0% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 0.5%, resulting in a minimum interest rate of 5.5% per annum.  The Company intends to finance the Senior Loan in the near future on similar terms and conditions as its other financed assets.  The Company earned an upfront fee equal to 0.75% of the Senior Loan and will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.

The initial term of the Senior Loan is 35 months, with two, one-year extension options, subject to the satisfaction of certain performance tests and the Borrower paying a fee on the amount being extended for the each extension option.  The Senior Loan may be prepaid during the first 24 months, provided the Borrower pays the remaining interest due on the Senior Loan through the initial maturity date.  Thereafter, the Senior Loan may be prepaid in whole or in part without penalty.

The Property’s loan-to-cost ratio (“LTC Ratio”) is 66.9%.  The LTC Ratio is the Senior Loan, net of reserves funded and controlled by the Company, over the total cost to the Borrower to fund the acquisition of the Property, including closing costs, escrows and applicable reserves on the date the Company originated the Senior Loan.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions. These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the Borrower’s ability to perform under the terms of the Senior Loan, the Company’s ability to finance the Senior Loan on similar terms and conditions as its other financed assets, or at all, future property value, income-producing ability, market rates, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs, those described in the documents the Company has filed with the United States Securities and Exchange Commission as well as the possibility that (1) the Valuation Date NAV as of September 30, 2012 does not necessarily reflect the fair value of the Fund Interests on such date and the current fair value could be materially different, (2) the actual amount of future capital commitments underlying all of the Fund Interests that will be called and funded could vary materially from the Company’s expectations and could exceed $60 million, (3) the acquisition of the Fund Interests may not close at the time or on the terms anticipated, if at all, (4) the NorthStar/GSAM Partnership may be unable to satisfy the various conditions to closing of the acquisition of the Fund Interests, including obtaining consents outside of its control, and certain general partners of the Funds may exercise rights of first refusal to purchase Fund Interests, consequently the size of the transaction could vary significantly from the Company’s expectations, (5) because, among other matters, the sponsors of the private equity funds, rather than the NorthStar/GSAM Partnership, will control the investments in those funds, the NorthStar/GSAM Partnership could lose some or all of its investment, and (6) the closing of the Fund Interests is not as accretive to the Company’s portfolio as expected, if at all.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: June 12, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary